Exhibit 23

Consent of Independent Registered Public Accounting Firm

Provectus Biopharmaceuticals, Inc.

Knoxville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-182476) and Form S-1 (No. 333-187803) of Provectus Biopharmaceuticals, Inc. of our reports dated March 13, 2014 relating to the consolidated financial statements, and the effectiveness of Provectus Biopharmaceuticals, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Chicago, Illinois

March 13, 2014